UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported):  December 22, 2010

FREDERICK’S OF HOLLYWOOD GROUP INC.
(Exact Name of Registrant as Specified in Charter)

New York	1-5893	13-5651322
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

180 Madison Avenue, New York, New York	10016
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (212) 779-8300

1115 Broadway, New York, New York 10010
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐   Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐   Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐   Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐   Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02	Departure of Directors or Principal Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

On December 22, 2010, Frederick’s of Hollywood Group Inc. (“Company”) entered into an employment agreement with Linda LoRe, which provides for Ms. LoRe to continue to be employed as the Company’s President until July 28, 2012 at a base salary of $400,000 per year.  Commencing on August 1, 2010, Ms. LoRe voluntarily reduced her salary by $250,000 per year in support of the Company’s continuing efforts to reduce expenses, which represents an aggregate cost savings of $500,000 through the term of the employment agreement.

In addition to her base salary, Ms. LoRe is eligible to receive, for the fiscal years ending July 30, 2011 and July 28, 2012, a target annual incentive bonus of up to 50% of her base salary, which will be based on the Company and Ms. LoRe achieving goals and objectives established by the Chief Executive Officer and approved by the compensation committee for each fiscal year. Ms. LoRe also will be eligible to receive from time to time, upon the recommendation of the Chief Executive Officer, such discretionary bonuses as the compensation committee deems appropriate.

The employment agreement provides that if, during the employment term, the Company terminates Ms. LoRe without “cause” or she terminates her employment for “good reason” (as such terms are defined in the employment agreement), or if the Company does not continue her employment at the end of the employment term upon substantially similar terms, the Company will be required to pay to Ms. LoRe (i) her base salary through the end of the employment term, (ii) any bonus that would have become payable to her through the end of the employment term, (iii) the life and long-term disability insurance benefits provided in her employment agreement through the end of the employment term, (iv) the sum of $250,000 and (v) medical coverage at the Company’s expense for one year commencing on either (a) the last day of the employment term if her employment is terminated during the employment term or (b) the date of termination if her employment is terminated after the end of the employment term; provided that medical coverage will terminate upon becoming covered under a similar program by reason of employment elsewhere.

The employment agreement also provides for the Company to pay up to $7,000 per year towards the cost of the annual premium on a life insurance policy for Ms. LoRe providing a death benefit of $3,000,000 to her designated beneficiary.  The Company is also required to maintain a long-term disability insurance policy for Ms. LoRe providing a non-taxable benefit of at least $10,000 per month payable to her in the event of her disability. Under the employment agreement, Ms. LoRe is prohibited from disclosing confidential information about the Company and employing or soliciting any of its current employees to leave the Company during her employment and for a period of one year thereafter. The employment agreement does not contain any change of control provisions.

The foregoing description is qualified in its entirely by the text of the employment agreement, which is attached hereto as Exhibit 10.1.

Item 9.01.	Financial Statements, Pro Forma Financial Information and Exhibits.

(c)	Exhibits:

10.1	Employment Agreement between the Company and Linda LoRe, dated as of December 22, 2010

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: December 22, 2010		FREDERICK’S OF HOLLYWOOD GROUP INC.

	By:	/s/ Thomas Rende
Thomas Rende
Chief Financial Officer